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                                                                  EXHIBIT 10.O.1

                          [EL PASO ENERGY LETTERHEAD]



                                 March 18, 1999



El Paso Energy Corporation
1001 Louisiana Street
Houston, TX 77002

To Whom It May Concern:

     This letter shall acknowledge that I hereby waive any right that I may have to terminate my employment with El Paso Energy Corporation (the "Company") for "Good Reason" under my Employment Agreement dated July 31, 1992, as amended, and under Section 2.10(a) of the Company's Key Executive Severance Protection Plan by reason of my no longer serving as Chairman of the Board of the Company following the merger of the Company and Sonat Inc. until the earlier of: (1) January 1, 2001 or (2) Ronald L. Kuehn, Jr. ceasing to serve as Chairman of the Company. In addition, I hereby waive my right under my Employment Agreement to have my base salary automatically reinstated as a result of the transaction with Sonat Inc.

                                             Very truly yours,

                                             /s/ WILLIAM A. WISE
                                             ------------------------
                                                 William A. Wise